Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, John De Meritt, the Chief Executive Officer of Francesca’s Holdings Corporation, certify that (i) the quarterly report on Form 10-Q for the fiscal quarter ended October 29, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Francesca’s Holdings Corporation as of the dates and for the periods set forth therein.

/s/ John De Meritt
John De Meritt
Chief Executive Officer

December 7, 2011
Date

I, Gene Morphis, the Chief Financial Officer of Francesca’s Holdings Corporation, certify that (i) the quarterly report on Form 10-Q for the fiscal quarter ended October 29, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Francesca’s Holdings Corporation as of the dates and for the periods set forth therein.

/s/ Gene Morphis
Gene Morphis
Chief Financial Officer

December 7, 2011
Date